Exhibit 5.1

mwe.com

May 5, 2020

My Size, Inc.

4 Hayarden St.

P.O.B. 1026,

Airport City, 7010000

Israel

Re:	My Size, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-1 (Registration Number 333-237858) (the “Registration Statement”) filed by My Size, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed maximum aggregate offering price by the Company of up to (A) $5 million of units (the “Units”), with each unit consisting of (I) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”) and (II) one warrant to purchase one Share (collectively, the “Warrants”), and (B) $5 million of pre-funded units (the “Pre-funded Units”) each consisting of (I) one pre-funded warrant to purchase one Share (collectively, the “Pre-funded Warrants”) and (II) one Warrant, and, (C) $375,000 of warrants (the “Placement Agent Warrants”). The Placement Agent Warrants, the Warrants and the Pre-funded Warrants are collectively referred to herein as the “Offering Warrants.” The Shares underlying the Offering Warrants are collectively referred to herein as the “Warrant Shares”. The Warrant Shares, the Offering Warrants, the Units, the Pre-funded Units, and the Shares underlying the Units and Pre-funded Units are collectively referred to herein as the “Securities.”

We have examined: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of March 22, 2017, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of February 15, 2018, as further amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of November 15, 2019 (the “Certificate of Incorporation”); (iii) the Second Amended and Restated By-Laws of the Company dated April 18, 2018; (iv) the Offering Warrants; (v) the form of Securities Purchase Agreement to be entered into by the Company with the purchasers (the “Securities Purchase Agreement”) and (vi) resolutions relating to the authorization and issuance of the Securities and the registration of the Securities with the Commission on the Registration Statement adopted by the resolutions adopted as of April 27, 2020 by the Board of Directors of the Company (the “Resolutions”).

340 Madison Avenue New York NY 10173-1922 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

May 5, 2020

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, including those set forth in the form of Securities Purchase Agreement. For purposes of our opinion herein with respect to the Shares underlying the Offering Warrants, we have assumed that at the time of exercise or conversion into such Warrant Shares following the date hereof, a sufficient number of shares of Common Stock of the Company will be authorized and available for issuance with respect to the Warrant Shares under the Certificate of Incorporation as then in effect.

Our opinion is subject to: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies, or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (c) waivers of rights or defenses contained in the Indenture; (d) waivers of broadly or vaguely stated rights; (e) covenants not to compete; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; (h) grants of setoff rights; (i) provisions for the payment of attorneys’ fees, where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (m) any provision permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (n) any provision of any document that refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York, the State of Delaware or the United States; and (o) the severability, if invalid, of provisions to the foregoing effect.

May 5, 2020

With your consent, we have assumed (a) that the Offering Warrants have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

1. Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Units, the Pre-funded Units and the Offering Warrants have been duly authorized by the Company and when executed, issued and delivered by the Company against payment therefor in accordance with Securities Purchase Agreement and in a manner described in the Registration Statement, such Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Based upon the foregoing and subject to the qualifications and provisions set forth herein, the Shares underlying the Units and the Pre-Funded Units have been duly authorized by the Company and when issued and delivered by the Company in accordance with Securities Purchase Agreement and in a manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

3. Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Warrant Shares have been duly authorized by the Company, and assuming that the full consideration for each Warrant Share issuable upon exercise of the Offering Warrants is received by the Company, and the Offering Warrants are exercised, in accordance with their terms, and are executed, issued and delivered by the Company against payment therefor in accordance with the Offering Warrants and in a manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

May 5, 2020

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP